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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  July 21, 1999
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                        (Date of earliest event reported)

                           ESB Financial Corporation.
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             (Exact name of registrant as specified in its charter)

Pennsylvania                            0-19345                    25-1659846
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(State or other jurisdiction    (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)



600 Lawrence Avenue, Ellwood City, Pennsylvania                         16117
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(Address of principal executive offices)                              (Zip Code)

                                 (724) 758-5584
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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ITEM 5.       OTHER EVENTS

       On July 21, 1999, ESB Financial Corporation ("ESB"), a Pennsylvania corporation headquartered in Ellwood City, Pennsylvania, and SHS Bancorp, Inc. ("SHS"), a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania, entered into an Agreement and Plan of Reorganization (the "Agreement") (including an Agreement of Merger) which sets forth the terms and conditions under which SHS will merge with and into ESB (the "Merger").

       The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each outstanding share of common stock of SHS ("SHS Common Stock") (other than (i) shares as to which dissenters' rights have been asserted and duly perfected in accordance with Pennsylvania law and (ii) any shares held by SHS (including treasury shares) or ESB or any of their respective wholly-owned subsidiaries, in each case other than in a fiduciary capacity) shall, by virtue of the Merger, and without any further action by the holder thereof, be converted into and represent the right to receive, at the election of the holder thereof:

       (i) 1.30 shares of common stock of ESB ("ESB Common Stock") (the "Exchange Ratio"), or

       (ii)   a cash amount equal to $17.80 per share of SHS Common Stock,

subject to an overall requirement that 40% of the total outstanding SHS Common Stock be exchanged for cash.

       SHS can terminate the Agreement if the average price of the ESB Common stock during a specified period after receipt of all required regulatory approvals is less than 80 percent of the market price on the date before the execution of the Agreement (the "Starting Date") and the percentage decline in the value of the ESB Common Stock from the Starting Date represents a decline that is more than 20 percentage points greater than the percentage decrease, if any, in the index value of the SNL Thrift Index as reported by SNL Securities. If this is the case ESB can voluntarily elect to revise the Exchange Ratio and increase the number of shares of ESB Common Stock to be received by SHS shareholders.

       Concurrently with the execution and delivery of the Agreement (i) SHS entered into a Stock Option Agreement with ESB (the "Stock Option Agreement") whereby SHS granted to ESB an option to purchase up to 115,000 shares of SHS Common Stock at a price of $11.00 per share, which is exercisable only upon the occurrence of certain events and (ii) ESB entered into a stockholders agreement with executive officers and directors of SHS (the "Stockholders Agreement") whereby the executive officers and directors of SHS agreed to vote their shares of SHS Common Stock in favor of the Merger at the meeting of SHS stockholders to be called to approve the Merger.

       Consummation of the Merger is subject to the approval of the stockholders of SHS and the receipt of all required regulatory approvals, as well as other customary conditions.

       The Agreement, the Stock Option Agreement, the Stockholders Agreement and the press release issued by ESB and SHS on July 21, 1999 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Agreement, the Stock Option Agreement and the Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements.


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ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)    Not applicable.

       (b)    Not applicable.

       (c)    The following exhibits are filed with this report:

Exhibit Number                              Description
--------------                              -----------
2.1                   Agreement and Plan of Reorganization, dated as of July 21,
                      1999, between ESB and SHS (including the related Agreement of Merger attached as Appendix A thereto)

10.1                  Stock Option Agreement, dated as of July 21, 1999, between
                      ESB (as grantee) and SHS (as issuer)

10.2                  Stockholders Agreement, dated as of July 21, 1999 between
                      ESB and the executive officers and directors of SHS

99.1                  Press Release dated July 21, 1999


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ESB FINANCIAL CORPORATION



Date: July 23, 1999                    By: /s/ Charlotte A. Zuschlag
                                           -------------------------------------
                                           Charlotte A. Zuschlag
                                           President and Chief Executive Officer




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                                  EXHIBIT INDEX

Exhibit Number                              Description
--------------                              -----------
2.1                   Agreement and Plan of Reorganization, dated as of July 21,
                      1999, between ESB and SHS (including the related Agreement of Merger attached as Appendix A thereto)

10.1                  Stock Option Agreement, dated as of July 21, 1999, between
                      ESB (as grantee) and SHS (as issuer)

10.2                  Stockholders Agreement, dated as of July 21, 1999 between
                      ESB and the executive officers and directors of SHS

99.1                  Press Release dated July 21, 1999




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